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                                                                     EXHIBIT 24

                       Consent of Alberni & Alberni, P.A.

                            [LETTERHEAD OF AUDITORS]



TO: The Securities and Exchange Commission
    Washington, D.C.

RE: GlobalBot Corp.


                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in the General Form of Registration of Securities pursuant to Section 12 (b) or 12(g) Form 10-SB, of our reports dated September 11, 2000 and November 16, 2000, relating to the financial statements of GlobalBot Corp. and to the references to our firm appearing in such Registration Statement.

Alberni & Alberni, P.A.
/s/ Alberni & Alberni, P.A.

Coral Gables, Florida
March 30, 2001